Exhibit 32.2

CLARCOR Inc.
Certification pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section
906 of the Sarbanes-Oxley Act of 2002

I, Bruce A. Klein, Vice President — Finance and Chief Financial Officer of CLARCOR Inc., hereby certify that the accompanying Annual Report of CLARCOR Inc. on Form 10-K fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the Annual Report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of CLARCOR Inc.

January 23, 2009	By /s/ Bruce A. Klein
(Date)	Bruce A. Klein Vice President — Finance and Chief Financial Officer